EXHIBIT 23.2

CONSENT OF WOLF & COMPANY, P.C.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Service Bancorp, Inc., of our report dated July 27, 2005, appearing in the Annual Report on Form 10-KSB of Service Bancorp, Inc. for the year ended June 30, 2005.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 29, 2005